UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017 (September 21, 2017)

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, the Board of Directors (the “Board”) of Ecoark Holdings, Inc. (the “Company”) appointed Randy May as the Company’s Chief Executive Officer, effective on October 1, 2017. Mr. May, 53, is currently the Chairman of the Board, and previously served as the Company’s Chief Executive Officer. Any information regarding Mr. May required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2017, and is incorporated herein by reference.

In connection with Mr. May’s appointment as Chief Executive Officer, the Company and Mr. May entered into an employment agreement (the “Employment Agreement”) that commences on October 1, 2017. Pursuant to the Employment Agreement, Mr. May will receive an annual salary of $200,000. Upon the achievement of positive cash flow from operations for two consecutive quarters, his annual salary will increase to $350,000. Mr. May will also be reimbursed for reasonable, documented expenses incurred by him in the performance of his duties as Chief Executive Officer. Mr. May is also eligible to participate in the Company’s regular health insurance and other employee benefit plans established by the Company for its employees from time to time. The Employment Agreement has no specified term. Mr. May’s employment is on an at-will basis and his employment may be terminated at any time at his option or at the option of the Company. If Mr. May’s employment is terminated for any reason, the Employment Agreement will terminate without further obligation or payment of severance benefits to Mr. May, except that the Company would have the obligation to pay him any compensation earned, and any approved business expenses incurred, through the date of termination. The foregoing description of the Employment Agreement is a summary, does not purport to be complete, and is qualified in its entirety by the complete text of the Employment Agreement.

Upon effectiveness of Mr. May’s appointment as Chief Executive Officer, Jay Puchir, who is currently serving as the Company’s President and Chief Executive Officer, will become the Company’s Chief Financial Officer and Treasurer and cease serving as President and Chief Executive Officer. Mr. Puchir, 41, previously served as the Company’s Treasurer, Secretary, and Director of Finance. There will be no changes in Mr. Puchir’s compensation as a result of the appointment. Any information regarding Mr. Puchir required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Commission on May 1, 2017, and is incorporated herein by reference.

On September 25, 2017, the Board appointed Peter Mehring as the Company’s President, effective October 1, 2017. Mr. Mehring, 55, is a member of the Board and currently serves as Chief Executive Officer and President of Zest Labs, Inc., a subsidiary of the Company, and has served in that role since July 2009. There will be no changes in Mr. Mehring’s compensation as a result of the appointment. Any information regarding Mr. Mehring required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on May 1, 2017, and is incorporated herein by reference.

Also on September 25, 2017, Charles Rateliff notified the Company that he will voluntarily relinquish his positions as Chief Financial Officer and Treasurer, and as a member of the Board, effective October 1, 2017. Following his departure, Mr. Rateliff will continue as an advisor to the Company. Mr. Rateliff’s decision to relinquish his positions was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On September 26, 2017, the Company issued a press release announcing certain business updates, including the management changes disclosed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including the exhibit attached hereto and incorporated herein by reference, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth in any such filing by specific reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release issued by Ecoark Holdings, Inc., dated September 26, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ECOARK HOLDINGS, INC.

By:	/s/ Stephen Dacus
Name:	Stephen Dacus
Title:	General Counsel

Dated: September 27, 2017

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ecoark Holdings, Inc., dated September 26, 2017

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